     Exhibit 77(0)Morgan Stanley Dean Witter Financial  Services Fund
     10f-3 transactions for the period November 1, 1998 - May 31, 1999
                                                      TOTAL
                                                      ISSUED
                     DATE     PRICE  SHARES    % of   PRINCIPAL        PURCHASED
SECURITY            PURCHASED SHARE  PURCHASED Assets AMOUNT           BY GROUP  BROKER(S)
The Cit Group       11/13/98  $27.00 60,000    .431%  $1,323,000,000.00 .12%     JP Morgan
The MONY Group      11/10/98  $23.50 11,700    .073%  $264,375,000.00   .803%    Goldman Sachs
Ticketmaster Online 12/2/98   $14.00  3,000    .01%   $98,000,000.00    .614%    Banc Boston
 -City Search                                                                     Robertson Stephens
Marketwatch.com     1/15/99   $17.00  1,100    .004%  $46,750,000.00    .582%    BT Alex Brown
UnionBancal Corp.   2/25/99   $30.00 75,000    .507%  $750,000,000.00   .300%    Fox-Pitt Kelton
Perot Systems       2/1/99    $16.00  1,300    .005%  $104,000,000.00   .231%    Warburg Dillon Read
Vignette Corp.      2/18/99   $19.00  3,000    .013%  $76,000,000.00    .763%    Soundview
DLJ Direct          5/25/99   $20.00  6,300    .026%  $320,000,000.00   .469%    DLJ
The Goldman Sachs   5/3/99    $53.00 39,100    .398%  $76,000,000.00    .580%    Goldman Sachs
 Group, Inc.

